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                                                                    EXHIBIT 99.5

PATRIOT AMERICAN HOSPITALITY                  INTERSTATE HOTELS COMPANY
1950 STEMMONS FREEWAY                         FOSTER PLAZA TEN
SUITE 6001                                    680 ANDERSEN DRIVE
DALLAS, TX 75207                              PITTSBURGH, PA 15220
NYSE: PAH                                     NYSE: IHC

AT PATRIOT AMERICAN HOSPITALITY:
-------------------------------
MEDIA INQUIRIES:                    ANALYST INQUIRES:
Suzanne Cottraux                    Mike Silverman
V.P. of Corporate Communications    V.P. of Finance
& Investor Relations                (214) 863-1265
(214) 863-1258

AT INTERSTATE HOTELS COMPANY:
----------------------------
Lisa O'Connor
Director of Finance and Investor Relations
(412) 937-3319


FOR IMMEDIATE RELEASE
APRIL 6, 1998

      PATRIOT AMERICAN HOSPITALITY, INC. COMPLETES ACQUISITION OF ARCADIAN
            INTERNATIONAL PLC ACQUISITION OF EUROPEAN HOTEL OPERATOR
             REPRESENTS PATRIOT'S FIRST INTERNATIONAL TRANSACTION;
             CONTRIBUTTES PROPRIETARY MALMAISON BRAND TO PORTFOLIO
                    AND IS EXPECTED TO ENHANCE INTERNATIONAL
           EXPANSION OF WYNDHAM AND GRANT HERITAGE PROPRIETARY BRANDS

DALLAS, APRIL 6, 1998 - REPRESENTING THE FIRST INTERNATIONAL CORPORATE ACQUISITION IN ITS HISTORY, PATRIOT AMERICAN HOSPITALITY, INC. (NYSE: PAH), whose shares are paired with Wyndham International, Inc. and trade as a single unit, today announced the completion of its acquisition of all the issued and to-be-issued shares of Arcadian International, P.L.C., a leading hotel developer and operator based in the United Kingdom, for 60 pence per share. Including the exercise of all outstanding options, the assumption of debt and the acquisition of the remaining shares in the Malmaison Group, the total transaction is valued at approximately (Pounds)179 million (U.S. $296 million) which includes Patriot's acquisition of 10 owned hotel properties throughout England; one owned hotel in Jersey; five owned and managed Malmaison Hotels; two resorts under development in Tuscany, Italy and Paris, France; and, the proprietary Malmaison brand name, designated by Cunard/Tatler magazine as "Best Hotel in the World Under (Pounds)100 Per Night." Patriot American also acquired Arcadian's 50% partnership interest in the redevelopment of the luxury Great Eastern Hotel in London, to be branded as a flagship Wyndham Hotel and operated by Wyndham International once the development has been completed. Patriot American expects to acquire the remaining equity interest in the Arcadian hotels and the Malmaison brand through a separate transaction.

According to Paul A. Nussbaum, chairman and chief executive officer of Patriot American, "Our acquisition of Arcadian marks an exciting beginning to the implementation of our international
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expansion strategy, which we are positioned to capitalize on by virtue of our ability to manage our owned hotel assets," he said. "We believe that international expansion contributes to our primary strategy of becoming a world-class hotel company, while providing our shareholders and customers greater value through increased earnings potential and a wider distribution of hotels marketed worldwide through our reservations systems, respectively. We are also confident that this acquisition will facilitate future growth opportunities for our proprietary Wyndham brand, which is not currently represented in Europe or the United Kingdom, as well as the diversification of the Grand Heritage name, currently associated with a preferred reservations and marketing system but not known as a hotel brand there.

According to James D. Carreker, chairman and chief executive officer of Wyndham International, "In addition, through the combination of the experienced
Arcadian management team, our Grand Heritage sales and management professionals based throughout the U.K., and the operational and marketing strength of Wyndham, we will have created a network of operational expertise which will function, post-acquisition, as yet another division in Wyndham International and which will provide an important pipeline for future acquisitions opportunities abroad," he said.

Mr. Nussbaum said that through the acquisition of the Malmaison hotel brand, the transaction provides the company with an exciting pan-European proprietary brand whose distribution can be broadened throughout Europe via the conversion of existing and to-be-acquired hotels, while also providing an important foundation upon which to expand globally.

Robert Breare, chief executive officer of Arcadian International, will continue in this position as part of Wyndham International; he and his team will maintain offices in England.

ABOUT THE ARCADIAN PORTFOLIO
Consisting of 12 highly distinctive hotels characterized by historical or architectural interest, extensive grounds, substantial conference and banquet facilities and award-winning restaurants, the Arcadian portfolio has achieved an impressive reputation for style, quality service and superior food and beverage operations. The majority of the hotels occupy historic mansions, some dating from the 17th and 18th centuries, with modern bedrooms and leisure club extensions. Arcadian International is considered a market leader in corporate conferencing and leisure break facilities within its niche in the United Kingdom.

ABOUT THE MALMAISON BRAND
Named after Malmaison, the original home of Josephine and Napoleon on the outskirts of Paris, the Malmaison brand was originally created in 1994 by the internationally respected hotelier Ken McCulloch and Robert Breare, chief executive officer of Arcadian International. The first Malmaisons opened concurrently in the Port of Leith, Edinburgh, and in the heart of Glasgow's city center. By mid-April, the Malmaison brand will have expanded its presence to four other major United Kingdom cities with a planned roll-out to gateway cities throughout Europe. The recipient of five major industry awards in the last three years, the Malmaison concept is described as classic contemporary hotels with traditional French Brasseries catering primarily to the business and corporate traveler. Significant emphasis is placed on the quality of the Malmaisons' food and beverage operations, centered around the philosophy of "the simple things done well" and characterized by the best of produce, great wines, fast service and affordable prices.

ABOUT THE ARCADIAN PROPERTIES
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Nutfield Priory, Redhill Housed in a Victorian mansion built in 1872 outside of
Redhill, with convenient rail service to London, the 60-room Nutfield Priory sits amid 35 acres on Nutfield Ridge. A primary conference destination for London and close to London's M25 orbital motorway, the hotel, distinguished by full-length stained glass neo-Gothic windows, traditional stone construction and pitched tile roofs, features 10 separate meeting rooms, an award-winning health facility, swimming pool, squash courts, an oak-paneled library appointed with a lounge and bar, and the vaulted Cloisters Restaurant. The hotel's guest rooms, corridors and staircases currently are being refurbished.

BRANDSHATCH PLACE, KENT
Located between London and Maidstone, the 41-room Brandshatch Place was built in 1806 in the village of Fawkham Green and is easily accessible from London City Airport, Gatwick International Airport, Ashford International station, which offers rail service to Paris and Brussels, and the Channel ports of Folkestone and Dover. A primary conference destination for London and close to London's M25 orbital motorway ,this hotel features seven conference and banquet rooms, two lounges, Frederick's Health and Leisure Club with indoor pool, spa, squash courts, aerobic studio, snooker room and gym, and the Hatchwood Restaurant. A refurbishment of the hotel's rooms, swimming pool, changing rooms and gym is currently underway.

L'HORIZON, JERSEY
With its beach-front location at the center of St. Brelade's Bay on the popular resort island of Jersey, also considered a leading European financial center with daily flights to several European destinations, the 107-room L'Horizon is considered Jersey's leading hotel, attracting corporate, conference and leisure guests. The hotel features five conference/function rooms, a health and leisure club with indoor pool, spa, mini-gym, steam room and salon, the Star Grill Restaurant and the Brasserie, a bar and restaurant in the health club. Most of the guest rooms and suites have ocean views and either balconies or terraces. Recently, the hotel underwent a total refurbishment of most of the guest rooms and all public areas.

ETTINGTON PARK, STRATFORD
Close to Birmingham and the M40 motorway between London and the Midlands, and less than 10 minutes from the historic Stratford-upon-Avon, the 48-room Ettington Park is a Victorian Gothic mansion constructed in 1865 and replete with gables and chimneys, a corner tower, pointed windows, stained glass, stone mouldings and carvings. Situated amid 40 acres bordered by the River Stour, the hotel is accentuated by formal gardens, all-weather tennis courts and the old village church of Ettington. Each of the hotel's 48 rooms are individually decorated and furnished, offering views of the Victorian gardens and surrounding countryside. The hotel offers five conference and function rooms, a health spa, the Great Drawing Room, the Library Bar and the Oak Room restaurant. The addition of 20 guest rooms is currently in the planning stages.

PRIEST HOUSE, DERBY
Situated on the site of an old mill complex, the 45-room Priest House is now a modern conference, leisure and banquet hotel proximate to Derby, Leicester and Nottingham. The stone cottage, old water wheels and a few 17th- century Rook Cottages comprise the historic portions of this facility, which offers seven conference/function rooms, a business centre, the Mille Fleame restaurant, the Riverside Pub and a small Malt Bar. The hotel is planning a 40-room expansion and the addition of a leisure club in the near future.
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THE HAYCOCK, PETERBOROUGH
Originally built in the 16th century as a coach inn close to Peterborough, the Haycock is within an hour's travel of Cambridge, and as a result of its proximity to the main north-south arterial routes, has become an important conference destination for the East Midlands region. Situated on four acres embellished with award-winning gardens, petanque courts, and the village cricket pitch, the hotel offers 51 guest rooms, several conference rooms plus six board rooms, The Orchard brasserie, the Tapestry Restaurant, and a lounge. As part of a $1.5 million renovation, a leisure club and conservatory will be constructed and the Orchard Room extended.

MOLLINGTON BANASTRE, CHESTER
Located just north of Chester, overlooking the Cheshire Plain, the 64-room Mollington Banastre hotel is convenient to Manchester, with easy access to two airports, Liverpool Speke and Manchester International Airport. While originally built as a private country house in 1854, the hotel has become a leading corporate conference center with equal appeal to leisure guests, offering seven conference/function rooms, Le Sportif Health and Leisure Club, the Garden Room lounge and restaurant, and a bar and brasserie. Another 36 rooms are scheduled for development, in addition to the refurbishment of the property's guest rooms, public areas and meeting rooms, and the extension of the leisure club.

WOODLANDS PARK, COBHAM
An impressive Victorian mansion set amidst 17 acres between the commuter towns of Cobham and Leatherhead, the 59-room Woodlands Park hotel is easily accessible from both Heathrow and Gatwick airports, as well as local attractions including the famous Epsom Downs and Sandown Park racecourses and the Chessington World of Adventures, a well-known adventure park and zoo. A primary conference destination for London and close to London's M25 orbital motorway ,the hotel features seven conference rooms, as well as the Cornwall and Lancaster suites which, combined, form the extensive Prince of Wales Suite to accommodate conference groups and large social functions. In addition to the award-winning Oak Room restaurant, the hotel features a bar and brasserie. Last year, 40 of the hotel's 59 rooms were refurbished.

WOOD HALL, WEATHERBY
Built in 1750 as a private mansion, then used as a school and a pastoral center, Wood Hall was converted to a 43-room hotel in 1988, with the original Georgian features of the property preserved. The hotel is just a short drive northeast from Leeds and easily accessible from the Manchester and Leeds/Bradford airports. Additionally, the hotel is convenient to several destinations of interest including the historic city of York and the famous spa town of Harrogate. Wood Hall features five conference rooms, a health and leisure club, including an indoor pool and solarium, the Oak Room Bar, Drawing Room and the Georgian Restaurant. The property recently was redecorated and the public areas refurbished.

ROOKERY HALL, NANTWICH
Converted from a Georgian mansion built in 1816 to a chateau-style mansion in 1867, Rookery Hill is situated amidst 38 acres of gardens and wooded parkland near Worleston, just a few miles from Nantwich and Crewe and approximately an hour from Manchester Airport. In the 1980s, Rookery Hall was extended to accommodate a large conference room and, in 1990, the Georgian stables were extensively converted to provide a separate conference center with additional guest rooms. Today, Rookery Hill features five conference and function rooms, as well as the self-contained Coach House conference center, a helipad, the Drawing Room and Salon, and the
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Victorian Restaurant. Future expansion may include additional guest rooms and a health and leisure club.


CHILSTON PARK, MAIDSTONE
Constructed in the 17th century, the 53-room Chilston Park hotel is close to the M20 motorway between London and the Channel ports, and is easily accessible via Eurostar services from Paris, Brussels, and the Gatwick and Heathrow international airports. The classical brick mansion has been enhanced by a modern glass conservatory, opened last summer, and a converted stable block and row of cottages retrofitted as meeting rooms and guest rooms. The hotel features eight conference and function rooms, plus the Library; two small dining rooms used in conjunction with private dining rooms; the majestic Renaissance Hall and Marble Hall; and a large lounge, bar and snooker room. Guests also enjoy the grounds, which feature several gardens, a lake, tennis court and croquet lawn.

LE MANOIR DE GRESSY, PANS
Located in the village of Gressy, just 10 minutes from Paris' Charles de Gaulle International Airport, the 90-room Le Manoir de Gressy was opened in 1993 as a business and conference hotel. In addition to its seven conference and function rooms, the hotel features a business center, fitness facilities, a heated outdoor pool, tennis courts, a lounge and the main restaurant, Le Cellier du Manoir. The hotel has been designated as the headquarters for FIFA, the organizing body of the 1998 Soccer World Cup.

ABOUT ARCADIAN INTERNATIONAL PLC
Based in Surrey, England, Arcadian International PLC is a leading developer of hotels in the United Kingdom. The wider Arcadian Group owns 11 hotels, partially owns and operates five Malmaison hotels, and is a 50 percent joint venture partner with Conran, a famous London designer and restaurateur, on the Great Eastern Hotel project in the City of London. The company also has two developments underway, Villa Saletta in Tuscany, Italy and Chateau de Bessy near Eurodisney in Paris, France.

ABOUT PATRIOT AMERICAN HOSPITALITY, INC. AND WYNDHAM INTERNATIONAL, INC.
Based in Dallas, Texas, Patriot American Hospitality, Inc. (NYSE: PAH - news) is currently the nation's second-largest hotel real estate investment trust (REIT) with a portfolio comprised of 241 owned, managed, leased or franchised hotels and resorts with more than 60,000 rooms and, paired together with Wyndham International, is one of only two paired-share hotel REITs in the country. Wyndham International, comprised of the Luxury Hotel Division, the Wyndham Hotel Group, the Management Services Group and the Asset Management Group, leases, manages and franchises primarily upscale hotel and resort properties represented by its proprietary brands, including Wyndham Hotels, Wyndham Resorts, Wyndham Garden Hotels, Wyndham Grand Heritage, Carefree Resorts, Grand Bay Hotels, Registry Resorts and ClubHouse Inns, and provides management services for third-party owned hotels and resorts.

FORWARD-LOOKING STATEMENT
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and the timing of certain events could differ materially from those set forth in the forward-looking statements.